Calculation of Filing Fee Tables
S-3
Blue Owl Finance LLC
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	6.750% Senior Notes due 2036	457(r)	750,000,000		$ 750,000,000.00	0.0001381	$ 103,575.00
Fees to be Paid	2	Debt	Guarantee of 6.750% Senior Notes due 2036	Other				0.0001381	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 750,000,000.00		$ 103,575.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 103,575.00
Offering Note
[1]	Note 1(a) In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), Blue Owl Capital Inc. (the "Company") initially deferred payment of all of the registration fees for the Registration Statement on Form S-3 (Registration No. 333-279546), filed with the Securities and Exchange Commission (the "SEC") on May 20, 2024. This filing fee exhibit is in connection with a final prospectus supplement (the "prospectus supplement") dated August 12, 2026, filed by the Company and Additional Registrants with the SEC pursuant to Rule 424(b) of the Securities Act. Note 1(b) The notes issued by Blue Owl Finance LLC are fully and unconditionally guaranteed by the Company, Blue Owl Capital GP Holdings LLC, Blue Owl Capital GP LLC, Blue Owl Capital Holdings LP, Blue Owl Capital Carry LP, Blue Owl Capital Group LLC, Blue Owl GPSC Holdings LLC, Blue Owl Capital GP Holdings LP, Blue Owl GP Stakes GP Holdings LLC, Blue Owl Real Estate Holdings LP, Blue Owl Real Estate GP Holdings LLC and Blue Owl Capital Holdings LLC. Pursuant to Rule 457(n) under the Securities Act, no separate fee is payable with respect to the guarantees.

[2]	See Notes 1(a) and 1(b).

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $750,000,000.00. The prospectus is a final prospectus for the related offering.